Exhibit 32.2
The following certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350 and in accordance with SEC Release No. 33-8238. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Sandisk Corporation specifically incorporates it by reference.
Certification of Chief Financial Officer
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Sandisk Corporation, a Delaware corporation (the “Company”), hereby certifies, to his knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended December 27, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Luis F. Visoso
Luis F. Visoso
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Dated: March 14, 2025